EXHIBIT 10.1.1

ADDENDUM TO EMPLOYMENT AGREEMENT

COMES NOW Breda Telephone Corp., an Iowa Corporation, hereinafter referred to as "Breda", and Jane Morlok, the Chief Financial Officer, hereinafter referred to as "Jane", ad state and agree as follows.

WHEREAS, the parties previously entered into an Employment Agreement dated July 10, 2008; and

WHEREAS, the parties desire to make an addition to the Employment Agreement dated July 10, 2008;

NOW THEREFORE, the parties further agree as follows:

1           Vacation.  Jane shall be entitled to four (4) weeks paid vacation during each year of employment.

2           Other Provisions.  All other provisions of the Employment Agreement dated July 10, 2008, remain in full force and effect.

BREDA TELEPHONE CORP.

6/09/09	By:	/s/ Charles Thatcher,
Date		Charles Thatcher, President

6/09/09	/s/ Jane Morlok
Date	Jane Morlok

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